                                                                    EXHIBIT 10.2

                        FIRST AMENDMENT TO LOAN AGREEMENT

            THIS Amendment to Loan Agreement made this 31st day of May, 2005, by and between M-TRON  INDUSTRIES,  INC., a Delaware  corporation  ("M-TRON"),  and
PIEZO TECHNOLOGY,  INC., a Florida corporation (collectively,  the "Borrowers"), and FIRST NATIONAL BANK OF OMAHA (the "Bank"),  a national  banking  association established at Omaha, Nebraska.

            WHEREAS,  M-TRON has existing term loans with the Bank  evidenced by term  note  number  2000001751-6  with a due date of April 30,  2007,  term note number  2000001751-8  with a due date of October 14, 2007,  and term note number
20000001751-9  with a due date of  October  14,  2005  pursuant  to an  existing additional  loan  agreement  with the Bank,  which shall remain in full force in accordance with its terms; and

            WHEREAS,  M-TRON has an existing  revolving  line of credit with the
Bank evidenced by revolving note number  2000001751-5 with a due date of May 31,
2005 pursuant to an existing  additional  loan  agreement  with the Bank,  which shall be paid in full from the proceeds of the Revolving Note; and

            WHEREAS,  the Bank is willing to provide such credit  facilities  to the Borrowers upon the terms and conditions herein set forth.

            WHEREAS, the parties hereto desire to amend the AGREEMENT.

            Now, therefore, in consideration of the AGREEMENT,  and their mutual promises made herein, BANK and BORROWERS agree as follows:

            1. Terms which are typed herein as all capitalized words and are not defined herein shall have the same meanings as when described in the
            AGREEMENT.

            2. Article I Section  1.01.  Defined  Terms "Fixed  Charge  Coverage
            Ratio"  of the  AGREEMENT  is  hereby  amended  to  read,  effective immediately:

               "Fixed  Charge  Coverage  Ratio"  means  as of any day the  ratio
               derived   when   comparing   EBITDA,    less   unfunded   capital
               expenditures,  dividends and taxes to the Borrowers'  payments on the principal and interest of the  Obligations  and  Subordinated
               Debt made during the applicable reporting period.

            3. Article I Section 1.01. Defined Terms "Tangible Net Worth" of the
            AGREEMENT is hereby amended to read, effective immediately:

               "Tangible  Net Worth" means total  assets less total  liabilities
               (but excluding Subordinated Debt existing on the Closing Date, in an amount not exceeding  $2,500,000) and less the following types of assets:  (a) receivables  and other  investments in or amounts due from any  shareholder,  employee,  or other  person or entity related to or affiliated  with the Borrowers  except the $500,000 short-term  note  receivable  from Lynch  Corporation  as long as
               Borrowers  receive  timely  quarterly  payments  of no less  than
               $125,000,  starting 9/30/05. (b) goodwill,  patents,  copyrights,
               mailing  lists,  trade  names,   trademarks,   servicing  rights,
               organizational  and franchise cost, bond  underwriting  costs and other like assets  properly  classified  as  intangible;  and (c)
               treasury stock. Tangible Net Worth shall not include any debt due to the  Borrowers  not  acceptable to the Bank in the exercise of its reasonable  discretion  including the $917,000 long-term note receivable due from Lynch Corporation.

            4.  Article  I.  Section  1.01.   Defined  Terms   "Revolving   Loan
Termination  Date" (a) of the  AGREEMENT  is hereby  amended to read,  effective immediately:

               (a) May 31, 2006,

            5. Article II Section  2.12,  Repayment of Revolving  Note is hereby amended to read, effective immediately:

               2.12 The Revolving Note shall be due and payable on May 31, 2006.
               Interest only shall be payable monthly on the Revolving Note. All outstanding  principal  and interest  shall be due and payable on
               May 31, 2006.

            6. Article VII Section 7.06.  Dividends are hereby  amended to read, effective immediately:

               7.06 As to  Borrower  M-TRON,  declare  or pay any  dividends  in excess of fifty  percent (50%) of M-TRON's  prior year  earnings, but only so long as M-TRON is in compliance  with all other terms of this  Agreement;  or  purchase,  redeem,  retire or  otherwise acquire  for value  any of its  capital  stock  now or  hereafter
               outstanding;   or  make  any   distribution   of  assets  to  its
               stockholders  as such whether in cash,  assets or  obligations of the Borrowers; or allocate or otherwise set apart any sum for the payment of any dividend or distribution  on, or for the purchase, redemption or retirement of any shares of, its capital stock;  or make any other  distribution by reduction of capital or otherwise in respect of any shares of its capital  stock;  or permit any of its  Subsidiaries to purchase or otherwise  acquire for value any stock of the  Borrowers  or another  Subsidiary,  except that the
               Borrowers  (a)  may  declare  and  deliver   dividends  and  make
               distributions  payable  solely in common stock of the  Borrowers;
               and (b) may purchase or otherwise  acquire  shares of its capital stock by  exchange  for or out of the  proceeds  received  from a substantially  concurrent  issue  of new  shares  of its  capital stock, without the prior written consent of Bank.

            7. Article VII Section 7.13 Management Fees is hereby added:

               7.13 Annual  management fees paid to Lynch  Corporation  shall be limited  to the lesser of (a)  $250,000  or (b) 50% of the sum of net income plus management  fees  previously  expensed during the reported fiscal year period.

            8.  BORROWER  certifies  by its  execution  hereof  that  all of the representations  and  warranties  set forth in the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both,  would  become such an EVENT OF
DEFAULT,  has occurred as of execution hereof,  except as disclosed to BANK. All other terms and  conditions  of the  AGREEMENT  not  affected or amended by this
AGREEMENT, are hereby ratified and confirmed.

            9. GUARANTOR  acknowledges and consents to the foregoing  amendment, and agrees and confirms that his separate guarantee of BORROWER's obligations to
BANK are, and continue to be, valid and binding obligations of GUARANTOR.

            10.  Except as herein  amended,  the  AGREEMENT  continues to be the valid, binding obligation of BORROWER.

            IN WITNESS  WHEREOF,  the parties  have caused this  Agreement to be executed by their respective officers thereunto duly authorized,  as of the date first above written.

M-TRON INDUSTRIES, INC.                          FIRST NATIONAL BANK OF OMAHA

By:  /s/                                         By: /s/
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Its:                                             Its:
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PIEZO TECHNOLOGY, INC.

By:   /s/
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Its:
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ACKNOWLEDGED BY GUARANTOR:

LYNCH CORPORATION

By:    /s/
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Its:
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